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                                                                      EXHIBIT 21

                               COGNEX CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT


     At December 31, 1998, the registrant had the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:


          NAME OF                               STATE/COUNTRY OF                PERCENT
       SUBSIDIARY                                INCORPORATION                 OWNERSHIP
--------------------------------                ----------------               ---------
Cognex Technology and Investment
  Corporation                                   California                       100%
Cognex Canada Technology, Inc.                  California                       100%
Cognex Foreign Sales Corporation                Barbados                         100%
Vision Drive, Inc.                              Delaware                         100%
Isys Controls, Inc.                             California                       100%
Cognex K.K.                                     Japan                            100%
Cognex Europe, Inc.                             Delaware                         100%
Cognex International, Inc.                      Delaware                         100%
Cognex Germany, Inc.                            Massachusetts                    100%
Cognex Singapore, Inc.                          Delaware                         100%
Cognex Korea, Inc.                              Delaware                         100%
Cognex Taiwan, Inc.                             Delaware                         100%
Cognex Canada, Inc.                             Delaware                         100%